Exhibit 10.12

Date:	October 6, 2010
To:	Board of Directors

I, Dan Valladao, hereby waive any rights pertaining to 5(f)(iii) of my employment agreement with GreenCell as provided for in Exhibit 10.6 of GreenCell’s Form S-1 Registration Statement filing. Specifically, I hereby waive my termination rights with good reason due to the location of GreenCell’s principal executive offices out of Central Florida to New York state, including the waiver of any post termination payments specifically in connection with the relocation of GreenCell’s offices to New York.

s/s
Dan Valladao, CEO, Chairman of the Board